UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2011

CAVIUM NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

805 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 623-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Amendment of a Material Agreement

On March 4, 2011, Cavium Networks, Inc. (the “Company”), Cavium Networks Singapore Pte. Ltd., a company incorporated under the laws of Singapore (“Cavium Singapore” and together with the Company, the “Purchasers”), and Celestial Semiconductor, Ltd., a Cayman Islands company (“Celestial” and together with the Purchasers, the “APA Parties”) entered into a Supplemental Agreement (the “Supplemental Agreement”) modifying certain terms and provisions of that certain Asset Purchase Agreement (the “Asset Purchase Agreement,” and such Asset Purchase Agreement as modified by the Supplemental Agreement, the “Purchase Agreement”) among the APA Parties and dated January 31, 2011. The Purchase Agreement was previously disclosed on Current Report on Form 8-K/A filed by the Company on February 3, 2011. Among other things, the Supplemental Agreement: increased the aggregate purchase price paid by the Purchasers pursuant to the Purchase Agreement from $55 million to $56.04 million, with such $1.04 million increase funded entirely in cash; provided that shares of the Company’s common stock issued in connection with the closing of the transactions contemplated by the Purchase Agreement (the “Acquisition”) be issued to Celestial rather than to its designees; reduced the amount of the escrow fund pursuant to the Purchase Agreement and made corresponding changes to the calculation of the net payment made at closing; amended the indemnity provisions of the Purchase Agreement to clarify Celestial’s responsibility for any non-payment of unused vacation time of Celestial employees upon termination; amended and restated the form of shareholders agreement entered into in connection with the closing of the Acquisition (the “Shareholders Agreement”); updated certain schedules to the Purchase Agreement; and changed the calculation of the value of the shares of the Company’s common stock in connection with the closing of the Acquisition to be the average of the closing price of the Company’s common stock for the 15 trading days ending five trading days prior to March 1, 2011 rather than the 15 trading days ending five trading days prior to the closing of the Acquisition.

The foregoing summary is qualified in its entirety by reference to the Supplemental Agreement and the Shareholders Agreement. A copy of the Supplemental Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and a copy of the Shareholders Agreement, as amended, is filed as Exhibit 1.2 hereto, and incorporated herein by reference. The Supplemental Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 4, 2011, pursuant to the Purchase Agreement, the Purchasers completed the acquisition of substantially all of the assets of Celestial, including, but not limited to, intellectual property, all of Celestial’s rights to, in and under customer contracts and other material agreements, inventory, equipment, work in progress, fixed assets, certain accounts receivable and goodwill. The Company paid $56.04 million in total consideration, consisting of a mix of cash and shares of the Company’s common stock. A portion of the cash consideration was deposited in escrow for a one year period after the closing in order to secure Celestial’s indemnification obligations under the Purchase Agreement, including breaches of representations and warranties and covenants made by Celestial in the Purchase Agreement. The Purchasers may pay additional cash consideration of up to $10.0 million after the closing based upon the sales of Celestial’s products following consummation of the transaction. Additionally, in connection with the transaction, the Purchasers hired certain of Celestial’s employees. An additional portion of the consideration shall be held in escrow for up to two years following the closing and shall be released to a key employee of Celestial on the condition that such employee continues to provide service to the Company.

The foregoing description of the acquisition contained in this Item 2.01 does not purport to be complete and is qualified in its entirely by reference to the Asset Purchase Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K/A filed by the Company on February 3, 2011 and is incorporated herein by reference. The Purchase Agreement has been incorporated herein to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Purchasers, Celestial or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits.

Exhibit No.	Description

1.1	Supplemental Agreement relating to Asset Purchase Agreement date January 31, 2011 among Cavium Networks, Inc., Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, dated March 4, 2011. (filed herewith)

1.2	Shareholders Agreement by and between Cavium Networks, Inc. and Celestial Semiconductor, dated March 4, 2011. (filed herewith)

2.1	Asset Purchase Agreement, dated January 31, 2011, between Cavium Networks, Inc., Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, Ltd. (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K/A, filed on February 3, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, INC.

Dated: March 8, 2011	By:	/s/ ARTHUR D. CHADWICK
Arthur D. Chadwick
Vice President of Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Supplemental Agreement relating to Asset Purchase Agreement date January 31, 2011 among Cavium Networks, Inc., Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, dated March 4, 2011. (filed herewith)

1.2	Shareholders Agreement by and between Cavium Networks, Inc. and Celestial Semiconductor, dated March 4, 2011. (filed herewith)

2.1	Asset Purchase Agreement, dated January 31, 2011, between Cavium Networks, Inc., Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, Ltd. (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K/A, filed on February 3, 2011)